PEOPLES BANK
of North Alabama

FIG Partners

Ideas and Execution on Financial Institutions

Confidential Presentation Confidential Presentation October 2007 Prepared by: Altrust Financial Services, Inc. Exhibit 99.(c) (5)

Confidential Presentation

TABLE OF
CONTENTS
SECTION CONTENTS
1. Executive Summary
2.
3.
4.
5.
6.
Comparable Publicly Traded Peers
Discounted Cash Flow Analysis – Stand Alone Value
Comparable Transaction Analysis – Control Premium
Discounted Cash Flow Analysis - Control Premium
Summary Conclusion
Appendix - Historic Premiums

Confidential Presentation

This printed presentation is prepared exclusively for the benefit and internal use of Altrust Financial and does not carry any rights of publication or disclosure.
Neither the printed presentation nor any of its contents may be used for any purpose without the prior written consent of FIG Partners LLC.
The analyses contained herein rely upon information from Altrust Financial or from public sources, the accuracy of which cannot be assured by FIG Partners
LLC.

Confidential Presentation 4 I. Executive Summary I. Executive Summary

Confidential Presentation

CONTROL VALUE
(ACQUISITION VALUE)
MARKETABLE
MINORITY INTEREST
(FREELY TRADED VALUE)
NON-MARKETABLE
MINORITY INTEREST
(NON-TRADED VALUE)
Minority
Interest
Discount
Control
Premium
Marketability
Discount
REFERENCES
1.
Change of Control
Transactions
2.
Marketable minority
interest plus control
premium
REFERENCES
1.
Control value less minority
interest discount
2.
Comparison to publicly
traded securities
3.
Comparison to publicly
traded securities’ pricing
REFERENCES
1.
Marketable minority
interest less marketability
discount
2.
Control value less minority
discount less marketability
discount
PREMISE
Value of the enterprise as
a whole
PREMISE
Value of a non-control
interest with a liquid
market
PREMISE
Value of a non-control
interest without a liquid
market
Business Valuation Methodology

Confidential Presentation

Academics, Regulators, and Valuation Firms Have Generated Approximately a Dozen
Benchmark Studies Identifying the Empirical Minority Interest and Illiquidity Discount
Priced by the Market.
Summary of Minority Interest/Illiquidity Discount Studies
25.8%
32.6%
33.0%
33.5%
35.6%
35.4%
45.0%
31.2%
33.8%
23.0%
27.0%
13.0%
0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50%
SEC Overall Average (1966-69)
SEC Nonreporting OTC Companies (1966-69)
Milton Gelman (1968-70)
Robert R. Trout (1968-72)
Robert E. Moroney (1969-72)
J. Micheal Maher (1968-73)
Standard Research Consultants (1978-82)
Willamette Management Associates (1981-84)
William L. Silber (1981-88)
FMV Opinions, Inc. (1979-92)
Management Planning, Inc. (1980-96)
Columbia Financial Advisors, Inc. (1997-98)

Confidential Presentation

VALUATION SUMMARY (In $ per Share)
Freely
Marketable
Value
Fair Market Value
Control Value
Methodology Weighting
Applying
30%
Historical
Control
Premium
15%
8.33% 8.33%
15% 15%
8.33%
15%
$18.18
15%
Aggregate
Value
Comp
Acquisitions
1
Comp
Acquisitions
2
Comp
Acquisitions
3
Take-out
DCF
Earnings
Take-out
DCF TBV
Comp
Group One
Comp
Group Two
DCF Stand
Alone
$13.98 $13.48
$14.11
$15.40
$18.00
$19.78 $20.07
$17.57
$18.17
$17.52 $18.34
$2.64
$2.63
$2.75
$1.28
$1.50 $1.65 $3.01
$2.73

Confidential Presentation

MINORITY VALUATION (In $ per Share)
Freely
Marketable
Value
Fair Market Value
Control Value
Methodology Weighting
Applying
30%
Historical
Control
Discount
15%
8.33% 8.33%
15% 15%
8.33%
15%
$13.29
15%
Aggregate
Minority
Value
Comp
Acquisitions
1
Comp
Acquisitions
2
Comp
Acquisitions
3
Take-out
DCF
Earnings
Take-out
DCF TBV
Comp
Group One
Comp
Group Two
DCF Stand
Alone
$15.40
$18.00
$19.78
$20.07 $17.57
$10.78
$12.60
$13.85
$14.05 $12.30 $13.98 $13.48 $14.11
$0.90
$1.05 $1.15 $2.11
$1.85
$2.02
$2.12 $2.10

Confidential Presentation 9 II. Comparable Peer Analysis II. Comparable Peer Analysis

Confidential Presentation

Background of Analysis
Rationale:
A Review of the trading multiples placed by the market on publicly-traded companies comparable to Altrust Financial provides a proxy as to what value the market places on Altrust Financial.
Universe of Comparable Companies:
For analytical precision, two separate subsets of comparable companies were identified:
1.
All publicly-traded banks in Alabama, Mississippi, Tennessee, and Georgia (excluding the Atlanta MSA)
with assets between $250 and $750 million.
2. All publicly-traded banks nationwide with assets between $300 and $600 million, with
ROA exceeding 1% and NPAs-to-Loans ratio higher than 1%.
Results:
A value for the common equity was calculated using the following five (5) metrics:
1. Price-to-Book Value
2. Price-to-Tangible Book Value (TBV)
3. Price-to-LTM EPS
4. Price-to-LTM Core EPS
5. Implied Premium to Core Deposits

Confidential Presentation 11 Regional Peer Group Regional Peer Group

Confidential Presentation

Current Implied Avg
Price/ Price/ Price/ Price/ Core YTD Wkly Vol
Stock Market Book Tang Book LTM LTM Deposit Price Shares Ownership
Price Value Value Value EPS Core EPS Premium Change Out Insider Institl
Institution Name Ticker State ($) ($M) (%) (%) (x) (x) (%) (%) (%) (%) (%)
Auburn National Bancorporation, Inc. AUBN AL 23.600 87.7 185.97 185.97 13.33      13.32      10.14% (18.31) 0.18 34.46 3.57
Britton & Koontz Capital Corporation BKBK MS 17.500 37.1 107.36 109.56 12.87      NA 1.58% (11.44) 0.31 8.30 7.28
CapitalSouth Bancorp CAPB AL 12.850 38.5 90.30 93.12 12.72      12.72      -0.73% (32.37) 0.78 24.48 2.93
Community Capital Bancshares, Inc. ALBY GA 9.260 28.3 103.73 114.46 NM NM 2.67% (26.10) 0.51 23.90 8.32
Cornerstone Bancshares, Inc. CSBQ TN 12.000 78.2 189.57 NA 15.79      NA NA (27.27) 0.23 22.35 4.81
First Bancshares, Inc. FBMS MS 21.610 64.6 194.86 NA 18.47      18.48      NA (28.56) 0.05 27.83 0.01
Frontier National Corporation FIEC AL 8.100 28.4 NA NA NA NA NA (16.49) 0.08 47.56 NA
Georgia-Carolina Bancshares, Inc. GECR GA 13.100 44.5 131.92 131.92 13.94      13.94      4.34% (6.43) 0.19 27.78 NA
Habersham Bancorp HABC GA 16.000 47.5 84.74 91.34 10.13      10.14      -1.66% (33.33) 0.21 45.10 18.17
Mountain National Bancshares, Inc. MNBT TN 28.650 61.8 164.45 164.45 15.49      15.49      9.84% 9.39 0.10 32.80 NA
Paragon National Bank PGNN TN 10.300 34.2 120.78 120.78 NM NM 4.20% (17.60) 0.16 17.26 NA
Southeastern Banking Corporation SEBC GA 26.400 84.7 153.85 155.21 12.94      13.12      9.88% (7.37) 0.05 28.24 0.66
Southwest Georgia Financial Corporation SGB GA 18.780 48.8 176.01 186.12 21.10      18.76      11.45% (2.69) 0.16 23.78 0.14
Thomasville Bancshares, Inc. THVB GA 21.250 63.0 231.04 263.67 14.36      14.36      16.22% (7.41) 0.09 28.30 4.61
Average 55.5 150.46 150.77 14.58      14.47      7.40% (16.14) 0.22 29.18 5.05
Median 48.8
159.15 143.57 13.89      14.15      7.09%
(17.05) 0.17 27.83 4.09
Maximum 87.7 231.04 263.67 21.10      18.76      20.86% 9.39 0.78 47.56 18.17
Minimum 28.3 84.74 91.34 10.13      10.14      -1.66% (33.33) 0.05 8.30 0.01
Altrust Financial Services, Inc ATFS AL 15.500 85.0 171.80 192.69 13.84      14.40      20.86% NA NA 45.61 NA
14.36       11.55      15.60      15.89      12.48       13.98
Altrust Financial Services, Inc - Comparable Peer Group 1
Summary Market Data
Assets Between $250 Million and $750 Million
Publicly Traded Banks and Bank Holding Companies in AL, MS, TN, and GA (Excluding Atlanta MSA)
IMPLIED VALUE PER SHARE OF ALTRUST FINANCIAL SERVICES, INC
Based on Medians
Sorted by Institution Name

Confidential Presentation

Return on Return on Tangible Net NPAs/
Total Average Average Equity Interest Efficiency Average Reserves/
Assets Equity Assets Ratio Margin Ratio Assets NPAs
Institution Name Ticker State ($000) (%) (%) (%) (%) (%) (%) (%)
Auburn National Bancorporation, Inc. AUBN AL 651,822 13.43 1.07 7.26 2.91 53.54 - NM
Britton & Koontz Capital Corporation BKBK MS 364,018 8.59 1.09 9.31 3.85 67.75 0.66 104.23
CapitalSouth Bancorp CAPB AL 511,047 7.41 0.71 8.12 3.66 71.54 0.42 219.33
Community Capital Bancshares, Inc. ALBY GA 266,504 0.49 0.10 9.36 3.65 76.36 1.69 129.04
Cornerstone Bancshares, Inc. CSBQ TN 450,000 13.07 0.52 NA 5.51 51.83 NA NA
First Bancshares, Inc. FBMS MS 473,598 12.16 0.97 NA 4.27 69.18 0.84 113.43
Frontier National Corporation FIEC AL 338,334 14.56 1.24 7.68 4.60 60.42 1.22 102.06
Georgia-Carolina Bancshares, Inc. GECR GA 433,502 10.26 0.87 7.78 3.36 75.51 NA NA
Habersham Bancorp HABC GA 496,403 8.57 0.84 10.56 4.48 72.59 1.63 38.56
Mountain National Bancshares, Inc. MNBT TN 508,860 11.22 0.82 7.18 3.91 70.50 NA NA
Paragon National Bank PGNN TN 267,078 (1.18) 0.02 10.59 3.31 94.98 0.22 422.45
Southeastern Banking Corporation SEBC GA 414,052 12.43 1.60 13.00 5.18 57.05 0.31 337.47
Southwest Georgia Financial Corporation SGB GA 287,422 7.44 0.85 9.11 3.70 71.40 0.84 99.71
Thomasville Bancshares, Inc. THVB GA 318,295 17.62 1.38 7.58 3.71 53.10 0.06 NM
Average 414,551 10.28 0.90 8.79 3.99 67.22 0.73 163.41
Median 433,502 11.22 0.87 8.12 3.75 69.18 0.75 108.83
Maximum 651,822 18.08 1.60 13.00 5.51 94.98 1.69 422.45
Minimum 266,504 (1.18) 0.02 6.75 2.91 51.83 - 38.56
Altrust Financial Services, Inc AL 437,332 18.50 1.46 11.32 3.78 67.01 1.46 69.13
Sorted by Institution Name
Altrust Financial Services, Inc - Comparable Peer Group 1
Summary Operating Data
Assets Between $250 Million and $750 Million
Publicly Traded Banks and Bank Holding Companies in AL, MS, TN, and GA (Excluding Atlanta MSA)

Confidential Presentation 14 National Peer Group National Peer Group

Confidential Presentation

Current Implied Avg
Price/ Price/ Price/ Price/ Core YTD Wkly Vol/
Stock Market Book Tang Book LTM LTM Deposit Price Shares Ownership
Price Value Value Value EPS Core EPS Premium Change Out Insider Institl
Institution Name Ticker State ($) ($M) (%) (%) (x) (x) (%) (%) (%) (%) (%)
1st Constitution Bancorp FCCY NJ 15.800 59.2 157.68 160.78 10.75 10.75 8.40% (15.87) 0.18 14.12 3.26
Codorus Valley Bancorp, Inc. CVLY PA 17.680 65.4 139.43 140.67 10.85 10.75 4.38% (8.55) 0.25 8.02 10.12
Community Bank & Trust Company CBNH NH 38.320 140.8 328.08 328.08 21.90 21.88 33.51% 56.09 0.83 28.36 0.70
Community Bankshares, Inc. SCB SC 13.910 62.4 115.24 131.78 12.88 14.21 4.01% (17.45) 0.30 19.33 9.16
First Century Bankshares, Inc. FCBS WV 23.500 46.0 116.51 134.11 10.13 9.98 3.72% (16.07) 0.09 21.91 NA
Frontier National Corporation FIEC AL 8.100 28.4 NA NA NA NA NA (16.49) 0.08 47.56 NA
Guaranty Federal Bancshares, Inc. GFED MO 30.230 80.9 181.67 181.68 13.03 NA 11.41% 5.29 0.38 10.20 12.19
NCAL Bancorp NCAL CA 27.300 63.3 176.98 NA 10.50 NA NA (22.00) 0.09 NA NA
Parke Bancorp, Inc. PKBK NJ 16.000 50.6 150.34 150.34 11.03 11.01 9.37% 0.92 0.40 49.40 8.62
Peoples Financial Services Corp. PFIS PA 27.600 86.6 211.49 217.92 19.30 19.26 15.42% 6.15 0.11 6.54 NA
Premier Financial Bancorp, Inc. PFBI WV 14.690 76.9 121.61 162.15 11.48 11.72 7.38% 4.41 0.35 14.70 14.00
Union Bankshares, Inc. UNB VT 20.540 92.8 NA NA 16.17 NA NA (8.26) 0.14 28.51 0.64
Average 72.2 170.08 180.02 13.49 13.77 11.85% (2.65) 0.27 24.52 7.34
Median 65.4
157.68 161.47 12.18 11.72 8.88%
(8.41) 0.22 20.62 8.89
Maximum 140.8 328.08 328.08 21.90 21.88 33.51% 56.09 0.83 49.40 14.00
Minimum 28.4 115.24 131.78 10.13 9.98 3.72% (22.00) 0.08 6.54 0.64
Altrust Financial Services, Inc ATFS AL 15.500 85.0 171.80 192.69 13.84 14.40 20.86% NA NA 45.61 NA
14.23 12.99 13.68 13.16 13.36 13.48
Altrust Financial Services, Inc - Comparable Peer Group 2
Summary Market Data
Assets Between $300 Million and $600 Million
Publicly Traded Banks and Bank Holding Companies with ROAA > 1% and NPAs/Loans > 1%
IMPLIED VALUE PER SHARE OF ALTRUST FINANCIAL SERVICES, INC
Based on Medians
Sorted by Institution Name

Confidential Presentation

Return on Return on Tangible Net NPAs/
Total Average Average Equity Interest Efficiency Average Reserves/
Assets Equity Assets Ratio Margin Ratio Assets NPAs
Institution Name Ticker State ($000) (%) (%) (%) (%) (%) (%) (%)
1st Constitution Bancorp FCCY NJ 428,199 15.94 1.41 8.58 4.87 56.31 0.82 94.73
Codorus Valley Bancorp, Inc. CVLY PA 589,753 13.89 1.12 7.89 3.86 68.74 NA NA
Community Bank & Trust Company CBNH NH 415,325 14.62 1.23 10.32 4.81 50.99 1.56 89.46
Community Bankshares, Inc. SCB SC 585,569 9.18 1.03 8.18 3.93 68.79 1.08 90.53
First Century Bankshares, Inc. FCBS WV 429,365 11.89 1.08 8.09 4.13 65.49 0.80 74.62
Frontier National Corporation FIEC AL 338,334 14.56 1.24 7.68 4.60 60.42 1.22 102.06
Guaranty Federal Bancshares, Inc. GFED MO 528,008 14.32 1.24 8.44 3.60 51.96 1.38 79.81
NCAL Bancorp NCAL CA 325,884 18.31 2.19 NA 7.52 51.40 1.07 105.23
Parke Bancorp, Inc. PKBK NJ 420,824 16.47 1.45 7.99 3.99 39.55 NA NA
Peoples Financial Services Corp. PFIS PA 414,781 11.15 1.25 9.60 3.31 57.65 1.43 34.04
Premier Financial Bancorp, Inc. PFBI WV 547,259 11.03 1.31 8.93 4.21 64.02 1.19 101.81
Union Bankshares, Inc. UNB VT 397,000 NA 1.47 NA NA NA NA NA
Average 450,587 14.12 1.34 8.40 4.38 58.16 1.15 84.01
Median 428,199 14.44 1.25 8.18 4.06 59.04 1.14 90.00
Maximum 589,753 18.31 2.19 10.32 7.52 68.79 1.56 105.23
Minimum 325,884 9.18 1.03 6.75 3.31 39.55 0.80 34.04
Altrust Financial Services, Inc AL 437,332 18.50 1.46 11.32 3.78 67.01 1.46 69.13
Sorted by Institution Name
Altrust Financial Services, Inc - Comparable Peer Group 2
Summary Operating Data
Assets Between $300 Million and $600 Million
Publicly Traded Banks and Bank Holding Companies with ROAA > 1% and NPAs/Loans > 1%

Confidential Presentation 17 III. III. Discounted Discounted Cash Cash Flow Flow Analysis Analysis – – Stand Stand Alone Alone

Confidential Presentation

I. Discounted Cash Flow Analysis
Growth Projected
Year Assets Rate ROAA Earnings 11% 12% 13%
2006A $426.043
2007E $452.671 6.3% 1.45% $6.389 $5.756 $5.704 $5.654
2008E $510.386 12.8% 1.15% $5.547 $4.502 $4.422 $4.344
2009E $563.211 10.4% 1.16% $6.240 $4.562 $4.441 $4.324
2010E $614.463 9.1% 1.23% $7.252 $4.777 $4.609 $4.448
2011E $657.476 7.0% 1.27% $8.104 $4.809 $4.599 $4.399
2012E $677.200
3.0% 1.27% $8.504
Present Value of Earnings Stream (2007-2011)
$24.407 $23.775 $23.169
Present Value of Terminal Value:
Capitalized Terminal Value (1) $106.298 $94.487 $85.039
Present Value of Terminal Value
$63.083 $53.615 $46.156
Total Indicated Value ($ millions)
$87.490 $77.390 $69.325
Discount for the Lack of Marketability 0.0% 0.0% 0.0%
Total Indicated Present Value (per share) $15.949 $14.108 $12.638
(1) Capitalized Terminal Value = I
(Discount Rate - g)
Where: I = Terminal Year Net Income g = Terminal Year Growth Rate
Present Value of Future Earnings - ($ in millions)
Discounted Cash Flow Analysis
Discount Rate

Confidential Presentation 19 IV. IV. Comparable Comparable Transaction Transaction Analysis Analysis – – Control Control Premium Premium

Confidential Presentation

Background of Analysis
Rationale:
A review of the acquisition multiples paid in mergers and acquisitions of similar community banks that are comparable to Altrust Financial. These multiples are paid for a controlling interest in a company.
Universe of Comparable Companies:
For analytical precision, three separate subsets of comparable transactions were identified:
1.
Transactions in Alabama
involving community banks with assets less than $1 billion announced since
January 1, 2000.
2. Transactions in AL, AR, GA (excluding the Atlanta MSA), MO, MS, and TN (excluding the
Nashville MSA) involving community banks with assets between $300 million and $1 billion announced since January 1, 2004.
3.
Transactions Nationwide
involving community banks with assets between $300 million and $1 billion, ROA higher than 1% and NPAs-to-Assets higher than 0.5%, announced since January 1,
2004.
Results:
A value for the common equity was calculated using the following four (4) metrics:
1. Price-to-Estimated 2007 Earnings
2. Premium-to-Core Deposits
3. Price-to-Tangible Book Value (TBV)
4. Price-to-Assets

Confidential Presentation

Group A
Total Deal Price/ Price/ Price/ Prem/ Price/
Date Assets Consider Value Book TBV LTM CoreDeps Assets
Announced Buyer ST Seller ST ($000) Type
(a)
($M) (%) (%) EPS (x) (%) (%)
05/21/07 BancTrust Financial Group Inc. AL Peoples BancTrust Co. AL 924,794 M 153.4 170.8 184.1 19.5 12.2 16.6
04/04/07 State Capital Corporation MS Geneva Bancshares Inc. AL 94,116 M 20.0 135.4 135.4 15.4 8.2 21.3
08/11/06 SouthCrest Financial Group Inc. GA Maplesville Bancorp AL 64,959 M 15.9 152.7 152.7 16.2 11.2 24.5
04/29/06 Banc Corp. AL Community Bancshares Inc. AL 576,296 M 96.5 207.7 222.9 NM 15.3 16.8
10/12/05 First M & F Corp. MS Columbiana Bancshares Inc. AL 191,242 C 31.0 215.2 215.2 35.2 13.1 16.2
08/09/05 West Alabama Capital Corp. AL West Alabama Bancshares Inc. AL 71,344 C 17.5 185.0 185.0 18.7 37.8 24.5
04/14/05 Heritage First Bancshares Inc GA Dekalb Bancshares Inc. AL 27,523 C 4.4 200.0 200.0 NM 10.1 16.1
04/07/05 Tombigbee Bancshares Inc. Sweet Water State Bank AL 52,471 C 6.5 155.6 155.6 10.1 6.4 12.5
07/15/04 Peoples Holding Co. MS Heritage Financial Hldg Corp AL 540,732 M 73.7 215.8 215.8 NM 13.4 13.6
07/02/03 Community Capital Bancshares GA First Bank of Dothan AL 27,671 M 5.0 153.4 153.4 NM 9.0 18.1
05/28/03 BancTrust Financial Group Inc. AL CommerceSouth Inc. AL 312,434 M 73.1 234.8 244.7 23.4 21.7 23.4
09/10/02 Charter Financial Corp. (MHC) GA EBA Bancshares, Inc. AL 76,326 C 8.4 169.0 169.0 17.9 7.7 11.1
01/16/02 Bancorp of Lucedale Inc. MS Grand Bancorp Inc. AL 40,285 S 5.3 168.8 173.9 15.1 6.9 13.2
01/09/02 Marion County Bancshares, Inc. AL Triangle Bancorporation AL 67,693 C 13.0 135.8 135.8 23.5 7.1 19.2
09/06/01 Alabama National BanCorp. AL Farmers National Bancshares AL 201,196 M 17.4 96.8 96.8 18.0 -0.4 8.7
08/08/00 Whitney Holding Corp. LA Prattville Fncl. Srvcs. Corp. AL 165,708 S 40.5 179.7 179.7 25.7 14.7 24.4
04/25/00 West Alabama Capital Corp. AL Perry County Bank AL 30,444 C 4.3 147.6 147.6 7.6 6.0 14.0
Median 76,326 17.4 169.0 173.9 18.0 10.1 16.6
Average 203,837 34.5 172.0 174.6 18.9 11.8 17.3
(a)  S-stock, C-cash, M-mixture
Source: SNL Financial, L.C.
Comparable Transaction Analysis
Pricing Parameters at Announcement:
Announced since January 2000 - Sorted by Date
All Alabama Community Bank Transactions with Assets less than $1 billion

Confidential Presentation

Group B
Total Deal Price/ Price/ Price/ Prem/ Price/
Date Assets Consider Value Book TBV LTM CoreDeps Assets
Announced Buyer ST Seller ST ($000)
Type
(a)
($M) (%) (%) EPS (x) (%) (%)
05/21/07 BancTrust Financial Group Inc. AL Peoples BancTrust Co. AL 924,794 M 153.4 170.8 184.1 19.5 12.2 16.6
10/31/06 BancorpSouth Inc. MS City Bancorp MO 827,343 M 170.0 240.4 300.4 20.3 23.7 20.6
08/09/06 IBERIABANK Corp. LA Pulaski Investment Corp. AR 471,631 M 130.0 324.8 334.3 20.5 25.8 27.6
04/29/06 Banc Corp. AL Community Bancshares Inc. AL 576,296 M 96.5 207.7 222.9 NM 15.3 16.8
01/11/06 BB&T Corp. NC First Citizens Bancorp TN 685,964 M 144.8 340.6 344.7 15.7 22.6 21.1
12/21/05 Marshall & Ilsley Corp. WI Trustcorp Financial Inc. MO 705,359 M 180.1 355.9 393.6 21.7 27.8 25.5
12/21/05 National City Corp. OH Forbes First Financial Corp. MO 505,229 C 78.5 316.1 324.0 NM 15.4 15.5
09/30/05 Pinnacle Financial Partners TN Cavalry Bancorp Inc. TN 604,656 S 175.3 303.2 313.6 NM 26.4 29.0
08/17/05 Liberty Bancshares Inc. AR Russellville Bancshares Inc AR 523,470 C 24.5 224.5 287.0 13.6 22.9 17.2
08/10/05 BancorpSouth Inc. MS American State Bank Corp. AR 341,803 M 50.0 232.7 232.7 25.1 12.3 14.6
03/01/05 First National Security Co. AR First Community Banking Corp. AR 375,809 C 89.7 200.0 202.1 19.7 19.3 23.9
11/23/04 Home Bancshares Inc. AR TCBancorp Inc. AR 558,741 M 44.0 105.7 108.2 NM 2.0 11.6
07/15/04 Peoples Holding Co. MS Heritage Financial Hldg Corp AL 540,732 M 73.7 215.8 215.8 NM 13.4 13.6
05/12/04 Capital City Bank Group Inc. FL Farmers & Merchants Bank GA 394,140 M 66.7 222.2 222.2 9.0 15.3 16.9
Median 549,737 93.1 228.6 259.9 19.7 17.4 17.1
Average 573,998 105.5 247.2 263.2 18.3 18.2 19.3
(a)  S-stock, C-cash, M-mixture
Source: SNL Financial, L.C.
Comparable Transaction Analysis
Pricing Parameters at Announcement:
Announced Since January 2004 - Sorted by Date
All Bank Transactions in AL, AR, GA(ex Atlanta), MO, MS, and TN(ex Nashville) with Assets between $300 million & $1 billion

Confidential Presentation

Group C
Total Deal Price/ Price/ Price/ Prem/ Price/
Date Assets Consider Value Book TBV LTM CoreDeps Assets
Announced Buyer ST Seller ST ($000) Type
(a)
($M) (%) (%) EPS (x) (%) (%)
07/10/07 BMO Financial Group Ozaukee Bank WI 694,426 S 190.0 369.2 369.2 22.0 28.1 27.4
06/04/07 Chittenden Corp. VT Community Bank & Trust Company  NH 426,347 M 123.8 270.0 270.0 17.5 27.3 29.0
04/24/07 East West Bancorp Inc. CA Desert Community Bank CA 531,984 M 148.2 254.5 254.5 21.1 22.0 27.9
02/09/07 Marshall & Ilsley Corp. WI Excel Bank Corporation MN 615,307 M 105.0 263.9 265.9 20.7 22.6 17.1
10/18/06 AmericanWest Bancorp. WA Far West Bancorporation UT 405,339 M 150.0 315.3 335.8 15.0 32.5 37.7
09/18/06 UCBH Holdings Inc. CA Summit Bank Corp. GA 656,702 M 176.4 304.3 363.1 22.6 37.0 26.9
09/05/06 United Community Banks Inc. GA Southern Bancorp Inc. GA 328,869 S 66.1 353.0 353.0 19.9 24.0 20.1
06/05/06 Inland Bancorp Holding Company IL Cambank Inc. IL 303,165 C 70.5 279.0 279.0 16.7 21.7 23.3
04/20/06 Glacier Bancorp Inc. MT Citizens Development Co. MT 429,972 M 77.0 205.4 205.4 16.1 19.1 17.9
01/11/06 BB&T Corp. NC First Citizens Bancorp TN 685,964 M 144.8 340.6 344.7 15.7 22.6 21.1
08/17/05 Liberty Bancshares Inc. AR Russellville Bancshares Inc AR 523,470 C 24.5 224.5 287.0 13.6 22.9 17.2
12/29/04 City Holding Co. WV Classic Bancshares Inc. KY 339,866 M 77.4 178.3 231.6 17.7 24.1 22.8
05/12/04 Capital City Bank Group Inc. FL Farmers & Merchants Bank GA 394,140 M 66.7 222.2 222.2 9.0 15.3 16.9
Median 429,972 105.0 270.0 279.0 17.5 22.9 22.8
Average 487,350 109.3 275.4 290.9 17.5 24.5 23.5
(a)  S-stock, C-cash, M-mixture
Source: SNL Financial, L.C.
Comparable Transaction Analysis
Pricing Parameters at Announcement:
Announced Since January 2004 - Sorted by Date
All Nationwide Bank Transactions with Assets b/n $300 million & $1 billion and ROA > 1% and NPA/Assets >0.5%

Confidential Presentation

A B C
Financial Comparable Implied Implied Comparable Implied Implied Comparable Implied Implied
Data Acquisition Deal Value Acquisition Acquisition Deal Value Acquisition Acquisition Deal Value Acquisition
($000) Multiples
(a)
($000) Multiples
(b)
Multiples
(a)
($000) Multiples
(b)
Multiples
(a)
($000) Multiples
(b)
Price-to-Earnings Multiple
2007 Estimated $6,389 18.9x $121,027 13.7x 18.3x $117,231 16.1x 17.5x $111,808 17.7x
Tangible Book Premium-to-Core Deposits
Total Deposits 327,275
Less: Jumbo CDs+Foreign Deposits 59,531
Core Deposits 267,744 11.8% 31,591 18.2% 48,655 24.5% 65,725
Plus: Tang. Equity 44,125 44,125 44,125
75,715 16.1% 92,779 21.9% 109,849 25.8%
Price-to-Tangible Book
Tangible Book Value 44,125
174.6%
77,022
198.0% 263.2%
116,156
232.7% 290.9%
128,343
256.4%
Price-to-Assets
Total Assets 437,332
17.3%
75,638
20.0% 19.3%
84,499
23.5% 23.5%
102,625
25.9%
Implied Total Deal Value (Four Factor Avg.) $87,351 $102,666 $113,156
Implied Deal Value per Share ( Factor Avg.) $15.40 $18.00 $19.78
Weights 33% 33% 33%
Average Deal Value: $101,058
Average Value per Share $17.73
(a)  Reflects the average pricing multiples from comp. transactions (see prior pages).
(b)  Based upon implied deal value
ATFS data as of June 30, 2007 unless Otherwise Stated
Southeastern Nationwide Alabama
Comparable Transaction Analysis
Select Community Bank and Thrift Transactions

Confidential Presentation 25 V. Discounted V. Discounted Cash Cash Flow Flow Analysis Analysis – – Control Control Premium Premium

PEOPLES BANK
of North Alabama

Discount Rate

FIG Partners

Confidential Presentation

Growth Projected Book Discount Rate
Year Assets Rate ROAA Earnings Dividends Value 11% 12% 13%
2006A $426.043 $49.491
2007E $452.671 6.3% 1.45% $6.389 $1.163 $51.005 $1.048 $1.038 $1.029
2008E $510.386 12.8% 1.15% $5.547 $1.010 $54.999 $0.819 $0.805 $0.791
2009E $563.211 10.4% 1.16% $6.240 $1.136 $59.491 $0.830 $0.808 $0.787
2010E $614.463 9.1% 1.23% $7.252 $1.320 $64.713 $0.869 $0.839 $0.810
2011E $657.476 7.0% 1.27% $8.104 $1.475 $70.548
$0.875 $0.837 $0.801
Present Value of Dividend Stream $4.442 $4.327 $4.217
Present Value in 5 Years
Price to Earnings Multiple-US Avg. Since 1997
23.0x
Present Value of Capitalized Terminal Value $186.395
$110.616 $105.766 $101.168
Total Present Value $115.059 $110.093 $105.385
Discount for the Lack of Marketability 0.0% 0.0% 0.0%
Total Indicated Present Value (per share) $20.975 $20.069 $19.211
$20.975 21.0x 22.0x 23.0x 24.0x 25.0x
10% $20.095 $21.013 $21.930 $22.847 $23.764
11% $19.221 $20.098 $20.975 $21.851 $22.728
12% $18.393 $19.231 $20.069 $20.908 $21.746
13% $17.607 $18.409 $19.211 $20.013 $20.815
14% $16.862 $17.630 $18.397 $19.164 $19.932
Range of Values - Price to Earnings Multiple
Discounted Cash Flow Analysis
Based on Takeout P/E Multiple - ($ in millions)
I. Discounted Cash Flow Analysis
II. Sensitivity Analysis

PEOPLES BANK
of North Alabama

Discount Rate

FIG Partners

Confidential Presentation

Growth Projected Book Discount Rate
Year Assets Rate ROAA Earnings Dividends Value 11% 12% 13%
2006A $426.043 $49.491
2007E $452.671 6.3% 1.45% $6.389 $1.163 $51.005 $1.048 $1.038 $1.029
2008E $510.386 12.8% 1.15% $5.547 $1.010 $54.999 $0.819 $0.805 $0.791
2009E $563.211 10.4% 1.16% $6.240 $1.136 $59.491 $0.830 $0.808 $0.787
2010E $614.463 9.1% 1.23% $7.252 $1.320 $64.713 $0.869 $0.839 $0.810
2011E $657.476 7.0% 1.27% $8.104 $1.475 $70.548 $0.875 $0.837 $0.801
Present Value of Dividend Stream $4.442 $4.327 $4.217
Present Value in 5 Years
Price to Book Multiple-US Avg. Since 2005
2.30x
Present Value of Capitalized Terminal Value $162.260
$96.293 $92.070 $88.068
Total Present Value ($ millions)
$100.735 $96.398 $92.285
Discount for the Lack of Marketability 0.0% 0.0% 0.0%
Total Indicated Present Value (per share) $18.364 $17.573 $16.823
$18.364 2.10x 2.20x 2.30x 2.40x 2.50x
10% $17.601 $18.399 $19.198 $19.996 $20.795
11% $16.837 $17.600 $18.364 $19.127 $19.890
12% $16.113 $16.843 $17.573 $18.302 $19.032
13% $15.427 $16.125 $16.823 $17.521 $18.219
14% $14.776 $15.444 $16.112 $16.780 $17.448
Range of Values - Price to Book Multiple
II. Sensitivity Analysis
Discounted Cash Flow Analysis
Based on Takeout Price-to-Book Multiple - ($ in millions)
I. Discounted Cash Flow Analysis

Confidential Presentation 28 VI. Summary Conclusions VI. Summary Conclusions

Confidential Presentation

$18.00
Comp
Group Two
VALUATION SUMMARY (In $ per Share)
Comp
Group One
Comp
Acquisitions
3
Take-out
DCF TBV
Freely
Marketable
Value
$19.78
$17.57
$18.17
$18.34
Fair Market Value
Control Value
Methodology Weighting
Applying
30%
Historical
Control
Premium
15%
8.33% 8.33%
15% 15%
8.33%
15%
$18.18
Take-out
DCF
Earnings
$17.52
$2.73
$2.73
15%
Aggregate
Value
Comp
Acquisitions
1
Comp
Acquisitions
2
DCF Stand
Alone
$13.98 $13.48 $14.11
$15.40 $20.07
$1.28
$1.50 $1.65 $3.01
$2.64
$2.75
$2.63

Confidential Presentation

MINORITY VALUATION (In $ per Share)
Freely
Marketable
Value
$2.10
$2.10
Fair Market Value
Control Value
Methodology Weighting
Applying
30%
Historical
Control
Discount
15%
8.33% 8.33%
15% 15%
8.33%
15%
$13.29
15%
Aggregate
Minority
Value
Comp
Acquisitions
1
Comp
Acquisitions
2
Comp
Acquisitions
3
Take-out
DCF
Earnings
Take-out
DCF TBV
Comp
Group One
Comp
Group Two
DCF Stand
Alone
$15.40
$18.00
$19.78
$20.07 $17.57
$10.78
$12.60
$13.85
$14.05 $12.30 $13.98 $13.48 $14.11
$0.90
$1.05 $1.15 $2.11
$1.85
$2.02
$2.12

Confidential Presentation 31 Appendix - Appendix - Historic Premiums Historic Premiums

Confidential Presentation

• Total volume for 2007 was 16,485 shares – a miniscule portion compared to the tender offer amount
• Most of the shares changed hands at or below $11.00
• The above fact is reflected in the volume-weighted average price for 2007, which was just $11.21
Date
Closing
Price
Daily
Volume
Proposed
Deal Price
Deal Premium
to Historic
Price
08/01/2007 15.50 229 17.25
11.3%
07/02/2007 14.50 571 17.25 19.0%
05/25/2007 11.85 400 17.25 45.6%
05/23/2007 11.70 200 17.25 47.4%
05/22/2007 11.60 200 17.25 48.7%
05/09/2007 11.30 500 17.25 52.7%
05/01/2007 11.15 200 17.25 54.7%
04/30/2007 11.25 500 17.25 53.3%
04/23/2007 10.50 1,200 17.25 64.3%
04/11/2007 12.00 100 17.25 43.8%
04/09/2007 11.00 147 17.25 56.8%
02/21/2007 11.00 5,290 17.25 56.8%
01/12/2007 11.00 948 17.25 56.8%
01/11/2007 11.00 6,000 17.25 56.8%

Confidential Presentation

Buyer/ Target Target City
Target
State
Announce
Date
Deal
Value
($M)
1 Day
Premium
(%)
6 Day
Premium
(%)
2 Week
Premium
(%)
1 Month
Premium
(%)
3 Month
Premium
(%)
1 Year
Premium
(%)
1st United Bancorp Inc./ Equitable Financial Group Inc Fort Lauderdale FL 10/01/2007 55.6 75.39 75.39 75.39 75.39 75.39 80.88
Center Financial Corp./ First Intercontinental Bank Doraville GA 09/18/2007 65.2 85.58 85.58 85.58 85.58 NA NA
Community Bnkrs Acq Corp/ TransCommunity Financial Corp. Glen Allen VA 09/05/2007 48.5 35.95 35.95 35.95 35.95 39.55 17.07
SCBT Financial Corp./ TSB Financial Corp. Charlotte NC 08/29/2007 43.4 90.96 90.96 115.69 117.00 116.40 87.55
First National Bancshares Inc./ Carolina National Corp. Columbia SC 08/26/2007 59.3 59.19 50.35 46.78 39.41 31.93 15.52
M&F Bancorp Inc./ Mutual Community Savings Bank Durham NC 08/09/2007 3.2 -16.75 -16.75 -16.75 -20.45 -7.89 -13.54
First Banks, Inc./ Coast Financial Holdings Inc. Bradenton FL 08/03/2007 22.1 46.55 37.65 22.30 -2.02 -45.25 -79.65
My Financial Company/ Sistersville Bancorp Inc. Sistersville WV 07/17/2007 11.3 88.06 88.06 88.06 88.06 85.08 57.57
First Bancorp/ Great Pee Dee Bancorp Inc. Cheraw SC 07/12/2007 37.6 34.89 31.21 29.97 29.00 36.77 35.25
Shinhan Financial Grp/ North Atlanta National Bank Alpharetta GA 06/29/2007 29.0 26.77 28.79 30.22 29.50 6.55 42.06
Yadkin Valley Financial/ Cardinal State Bank Durham NC 06/14/2007 41.8 39.00 35.46 34.84 35.36 53.55 36.94
BancTrust Financial Group Inc./ Peoples BancTrust Co. Selma AL 05/21/2007 153.4 11.35 7.37 7.28 35.21 6.96 31.31
Bank of the Carolinas Corp./ Randolph Bank & Trust Company Asheboro NC 04/12/2007 38.2 33.01 33.01 33.01 33.01 57.70 NA
Summit Financial Group Inc./ Greater Atlantic Financial Reston VA 04/12/2007 13.9 81.10 104.44 95.74 53.33 15.00 -17.86
LSB Bancshares Inc./ FNB Financial Services Corp. Greensboro NC 02/26/2007 127.7 19.13 19.29 18.73 21.09 18.09 12.10
Renasant Corp./ Capital Bancorp Inc. Nashville TN 02/05/2007 139.8 41.38
Deal Premium for Bank and Thrift Transactions in the Southeast
Deal Value less than $200 Million, Announced since June 30, 2006
44.18 42.21 44.18 58.29 92.63
Greene County Bancshares Inc./ Civitas BankGroup Franklin TN 01/25/2007 164.4 25.32 27.40 27.40 26.59 28.21 37.34
Gateway Financial Holdings/ Bank of Richmond NA Richmond VA 01/10/2007 55.8 56.51 58.16 58.58 56.10 64.66 131.87
Sandy Spring Bancorp Inc./ Potomac Bank of Virginia Fairfax VA 10/10/2006 66.0 21.86 28.18 28.18 27.45 17.05 72.18
UCBH Holdings Inc./ Summit Bank Corp. Atlanta GA 09/18/2006 176.4 56.19 57.08 53.84 51.57 62.37 73.96
Atlantic Southern Financial/ First Community Bank of GA Roberta GA 09/15/2006 17.7 21.59 21.59 21.59 51.90 71.86 80.14
Park National Corp./ Vision Bancshares Inc. Panama City FL 09/14/2006 169.6 26.70 23.15 23.21 28.74 19.96 23.15
Bancshares of Florida Inc./ Old Florida Bankshares Inc. Fort Myers FL 08/28/2006 83.4 23.40 17.79 34.04 29.57 37.60 76.69
IBERIABANK Corp./ Pocahontas Bancorp Inc. Jonesboro AR 07/26/2006 79.0 35.42 38.80 36.42 36.53 19.46 25.75
Coastal Banking Co./ Charter Cairo Bkg Co. & branch Meigs GA 07/13/2006 5.0 196.30 193.69 197.09 223.31 211.53 236.02
Median 36.0 36.0 34.8 36.0 37.2 37.3
Average 48.6 48.7 49.0 49.3 45.0 50.2
Min -16.8 -16.8 -16.8 -20.5 -45.3 -79.7
Max 196.3 193.7 197.1 223.3 211.5 236.0
Altrust Financial Volume Weighted Average Price $11.20 $11.20 $11.20 $11.20 $11.20 $11.20
Altrust Financial Implied Deal Value Per Share $16.64 $16.65 $16.69 $16.72 $16.24 $16.82